UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2011

PEREGRINE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

  ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
  ☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
  ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On October 20, 2011, at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Peregrine Pharmaceuticals (the “Company”), the Company’s stockholders adopted and approved the Peregrine Pharmaceuticals, Inc. 2011 Stock Incentive Plan, which had previously been approved by the Compensation Committee of the Company’s Board of Directors (the “Board”) on June 16, 2011, subject to stockholder approval.

2011 Stock Incentive Plan

The 2011 Stock Incentive Plan (the “2011 Incentive Plan”) provides for the grant of incentive stock options, non-qualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards (collectively, “Awards”).  The 2011 Incentive Plan also permits the grant of awards that qualify for the “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code.  The Board has the authority to determine the type of Award as well as the amount, terms and conditions of each Award under the 2011 Incentive Plan, subject to the limitations and other provisions of the 2011 Incentive Plan.

Persons eligible to receive Awards under the 2011 Incentive Plan includes all employees, officers, non-employee directors of, and consultants to, the Company or an affiliate, as determined by the Board.

The purpose of the 2011 Incentive Plan is to help the Company:

•	Attract, retain, motivate and reward officers, employees, directors, consultants and other service providers of the Company;
•	Provide equitable and competitive compensation opportunities;
•	Recognize individual contributions and reward achievement of our goals; and
•	Promote creation of long-term value for stockholders by closely aligning the interests of participants with the interests of stockholders.

A total of 3,500,000 shares of the Company’s common stock are authorized for the granting of Awards under the 2011 Incentive Plan.  The number of shares available for Awards, as well as the terms of outstanding Awards are subject to adjustment as provided in the 2011 Incentive Plan for stock splits, stock dividends, recapitalizations and other similar events.

Awards may be granted under the 2011 Incentive Plan until June 16, 2021 or until all shares available for Awards under the 2011 Incentive Plan have been purchased or acquired.

This summary of the 2011 Incentive Plan is qualified in its entirety by reference to the full text of the 2011 Incentive Plan, a copy of which is attached as Exhibit A to the Company’s Definitive Proxy for its 2011 Annual Stockholders Meeting filed with the Securities and Exchange Commission on August 26, 2011 and incorporated herein by this reference.  In addition, a more detailed summary of the 2011 Incentive Plan can be found in such Definitive Proxy Statement, which is incorporated herein by this reference.

Item 5.07                Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting on October 20, 2011.  Out of 72,704,647 shares of our Common Stock (as of the record date of August 22, 2011) entitled to vote at the Annual Meeting, there were 56,584,306 shares present in person or represented by proxy, representing 78% of the total outstanding shares of our Common Stock entitled to vote.  At the Annual Meeting, the Company’s stockholders voted on each of the following five proposals.  The final voting results of each proposal are set forth below.

Proposal No. 1:  Election of Directors

The Company’s stockholders elected each of the four nominees named below to serve on the Company’s Board of Directors until the Company’s 2012 Annual Meeting of Stockholders.  The votes were as follows:
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carlton M. Johnson, Jr.	21,573,859	5,236,241	29,774,206
Steven W. King	22,394,564	4,415,536	29,774,206
David H. Pohl	21,028,260	5,781,840	29,774,206
Eric S. Swartz	21,652,521	5,157,579	29,774,206

Proposal No. 2:  Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending April 30, 2012.  The votes were as follows:

Votes For	Votes Against	Abstain
54,578,747	1,708,607	296,952

Proposal No. 3:  To Approve the Company’s 2011 Stock Incentive Plan

The Company’s stockholders approved the Company’s 2011 Stock Incentive Plan.  The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,578,932	5,861,629	369,539	29,774,206

Proposal No. 4:  To Approve, On an Advisory Basis, the Compensation of the Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Definitive Proxy for its 2011 Annual Stockholders Meeting.  The votes were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,028,035	6,527,186	254,879	29,774,206

Proposal No. 5:  To Determine, On an Advisory Basis, the Frequency of the Advisory Vote on the Compensation of the Named Executive Officers

The advisory vote of the Company’s stockholders on the frequency with which the stockholders should hold future advisory votes on the compensation of the named executive officers was every year.  The votes were as follows:

Every 3 Years	Every 2 Years	Every Year	Abstain	Broker Non-Votes
11,485,107	435,364	13,649,286	1,240,343	29,774,206

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: October 20, 2011	By:	/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer